SHUTTS & BOWEN
                     ATTORNEYS AND COUNSELLORS AT LAW
             (A PARTNERSHIP INCLUDING PROFESSIONAL ASSOCIATIONS)
                                  -------
                            1500 MIAMI CENTER
                       201 SOUTH BISCAYNE BOULEVARD
                          MIAMI, FLORIDA 33131
                          MIAMI (305) 358-6300
                         BROWARD (305) 467-8841
                        FACSIMILE (305) 381-9982

                              February 28, 1995

International Recovery Corp.
700 S. Royal Poinciana Boulevard
Suite 800
Miami Springs, FL  33166

Gentlemen:

     We have acted as counsel for International Recovery Corp.
(the "Company") with respect to the preparation and filing with the Securities and Exchange Commission of a Form S-3 Registration Statement (the "Registration Statement") in connection with the registration of 237,321 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Unless otherwise provided herein, the capitalized terms used in this opinion shall have the meanings set forth in the Registration Statement.

     In connection with our opinion, we have examined the following documents:

        1. The Registration Statement, including all exhibits thereto, as filed with the Securities and Exchange Commission.

        2. The minute books of the Company.

        In rendering this opinion, we have undertaken no independent review of the operations of the Company. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

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International Recovery Corp.
February 28, 1995
Page 2

        We have also examined such questions of United States and Florida law as we have deemed appropriate. We express no opinion herein as to the laws of any other jurisdiction.

        Based upon the foregoing, we are of the opinion that all of the shares of Common Stock registered pursuant to the Registration Statement are duly issued, fully paid, and non-assessable.

                                      Very truly yours,

                                      /s/ SHUTTS & BOWEN